Exhibit 99.1

A Market Leader in Testing for Voice and Cable Broadband in North America Tollgrade Communications, Inc.

Hello, my name is Chris Allison, and I’m the Chief Executive Officer of Tollgrade Communications, Inc. (Tollgrade) Today, I’m here to discuss the transition of our public communications network, both telecommunications and cable, and how our company fits into that evolving industry.

Cable is Growing But Telco is Transforming 30-Second Sound Byte

If one were to describe the state of telecom and cable equipment business, the 30-second sound byte would be this: “Cable is growing but telecom is transforming.”

Our telecom customers, the major Regional Bell Operating Companies (RBOCs) are still digging out of the regulatory hole they were placed in by the Telecommunications Act of 1996. To ensure competition, the FCC mandated that the big telcos unbundle their network to competitors if they wanted to sell long distance service. The Act did such a good job leveling the playing field, the big telcos lost more than 20% of their customers. True, wireless and cable accounted for some losses, but the majority were caused by unbundling.

The courts have rolled back some of the regulation, but it will take time for our major telecom customers to heal from a capital expenditure standpoint.

Our cable customers, the real competition for the major RBOCs, didn’t have such regulation and they seem to be investing in the broadband “triple play” of voice, video and data, at a faster pace.

Qualities of TLGD Solid Telco & Cable Market Share 2003 Revenue Growth 2004 YTD Revenue New Solutions For Broadband Two Successful Acquisitions Making Cash/$48 Million In Cash 54.3% YTD Gross Margins

Tollgrade is a telecom and cable test and monitoring company with solid market share.

Last year, we showed revenue growth over the previous year.

And our revenue grew during the first half of this year.

We’re also developing new technologies for the broadband arena such as DSL (Digital Subscriber Line) and DOCSIS®.

During the last three years, we’ve also deployed our cash through two successful acquisitions.

We are making operating cash and have more than $48 million in cash or securities in our war chest.

And finally, our product profit margins on a year-to-date basis approach the mid-50s.

Revenue - 2002 vs. 2003 (Dollars in Millions) 2002 2003 Revenue 58.5 65.1 $58.5 MM $65.1 MM

As I said, Tollgrade’s revenues grew in 2003 with sales of $65.1 million versus $58.5.

YTD Revenue - 2003 vs. 2004 (Dollars in Millions) FIRST HALF 2003 FIRST HALF 2004 EPS 31.7 33 $31.7 MM $33.1 MM

And our revenue has grown this year. Our first half 2004 sales were $33.1 million versus $31.7 million during the first half of 2003.

Last year’s Cheetah acquisition was an astute one. We recognized we needed this business and product line to control the lead position in the cable broadband testing arena. Cheetah provided Tollgrade with greater year-over-year revenue growth in both our cable business and total company. With Cheetah belonging to us more than one year now, cable sales were more than 40% of our business during the second quarter of 2004.

YTD Earnings - 2003 vs. 2004 FIRST HALF 2003 FIRST HALF 2004 EPS 0.09 0.07 $0.09 $0.07

Unfortunately, our earnings aren’t growing as quickly due mostly to a heavier product mix of our cable technology, which doesn’t carry the same margins as our telecom products.

2004 YTD Product Mix CABLE MCU LOOPCARE DIGITEST SERVICES PRODUCT MIX 34.19 33.7 19.91 6.24 5.95 CABLE 34.2% SERVICES 6.0% DIGITEST(r) 6.2% LOOPCARE(tm)* 19.9% MCU(r)** 33.7% *Includes Maintenance Services ** MCU purchases front loaded in '04

As you can see, cable now represents 34% of our year-to-date product mix. We are working to have a greater percentage of telecom products, which will even out our margins. We’re also doing things on the expense side, such as reducing select Research & Development costs, as well as modifying our manufacturing strategies.

Realignment Model (Full effect Q4) Reduced $500K Quarterly From Engineering Cost Reduced $400K Quarterly From Manufacturing Costs

We’ve reduced engineering costs in select areas by $500,000 per quarter, as well as manufacturing costs by $400,000. We should see some of those savings during the third quarter with the full impact by the beginning of the fourth quarter.

Income Statement Model YTD 2003 vs. YTD 2004 (in thousands, except per-share data) (in thousands, except per-share data) (in thousands, except per-share data) (in thousands, except per-share data) (in thousands, except per-share data) (in thousands, except per-share data) (in thousands, except per-share data) Six Months Ended Six Months Ended Six Months Ended Six Months Ended Six Months Ended Six Months Ended 06/28/03 % of Revenue 06/26/04 06/26/04 % of Revenue % of Revenue Revenues $ 31,677 $ 33,073 $ 33,073 Cost of sales 14,693 15,122 15,122 Gross profit 16,984 53.6% 17,951 17,951 54.3% 54.3% Operating expenses 15,184 47.9% 16,757 16,757 50.7% 50.7% Net income $ 1,260 4.0% $ 945 $ 945 2.9% 2.9% Diluted earnings per-share information: Diluted earnings per-share information: Diluted earnings per-share information: Diluted earnings per-share information: 06/28/03 06/28/03 06/26/04 Weighted average shares of common stock and equivalents: Weighted average shares of common stock and equivalents: Weighted average shares of common stock and equivalents: 13,276 13,276 13,310 13,310 Net income per common and common equivalent shares: Net income per common and common equivalent shares: Net income per common and common equivalent shares: $0.09 $0.09 $0.07 $0.07

So, as you can see, on a YTD basis, our gross profit hovered a little over 54% versus 53.6% for the same period as last year. It dipped below 49% during the second quarter due to heavier cable sales and overhead absorption. We are addressing that issue with the manufacturing changes that I just mentioned. We are also addressing operating expenses with some engineering realignment.

DSL DSL RBOC DSL Subscribers DSL software and hardware field trials are being completed or are underway at several of our large customers 2.9 million 1.7 million 4.3 million ..74 million

Let’s talk a little bit about markets. Obviously, DSL is important to us because it’s growing among our RBOC customers. Because line qualification and testing is so important to a high-volume service like DSL, our new products are focused there. In fact, two of the RBOCs are using our system to qualify their lines for DSL service. We have field trials scheduled in some of our major customers. We’ve trialed our DSL hardware and software in one region and are seeking budget monies for new deployments.

Public Internet The DSL Network IP Network ATM Network ATU-R DSLAM ATM Switch Class 5 Server Complex C4/Toll Network Optical Mux Metallic Faults - 8% DSLAM/ATM Faults- 11% ISP Faults - 22% CPE Faults - 40% Other - 19%

Our solutions show that Tollgrade is evolving from a physical test company, one that tests the physical characteristics of lines, to one that can look back into the data network. If you look at the typical set of DSL troubles, you can see that a small number of those pertain to the wires connected to your home. Higher percentages are related to DSL modems, problems with the ATM backbone our problems at the internet service provider.

Public Internet Tollgrade in the DSL Network IP Network ATM Network ATU-R DSLAM ATM Switch Class 5 Server Complex C4/Toll Network Optical Mux DigiTest DigiTest EDGE

Tollgrade’s strategy is to modify the incumbent POTS OSS and give it DSL troubleshooting functionality. At the same time, we are introducing new hardware products that can be deployed in central offices, at DSLAM sites and at remote terminals, to not only address problems in the physical layer, but look up the protocol stack into layer 7 so that we can shoot trouble on the customers premises; in the ATM network or at the internet service provider.

Tollgrade's DSL Solution CENTRAL OFFICE POTS Turn-up vs. DSL ..8 Dispatches vs. 2.4 Dispatches QUALIFY more lines for DSL REDUCE Trouble Tickets and Handling REDUCE Non-productive Dispatches.

You see, it is our fundamental belief that DSL must be treated like a POTS service. We can make it highly automated, so that the RBOC can qualify more lines for DSL, reduce trouble tickets and trouble handling time and reduce non-productive false dispatches.

We are the best positioned to achieve this because we own LoopCare, which is the predominant voice operation support system. We test more than 150 million lines. We are expert at developing test hardware. Our interfaces into LoopCare are proprietary.

Major US ILEC Ticket Study Summary Projected Cost Savings Year 1 Year 2 Ticket Reduction $ 1,926,933 $ 2,697,707 Reduced Call Handling $ 7,526,767 $10,537,473 Dispatch Reduction $ 4,739,300 $ 6,635,020 Reduced Modem Replacements $ 2,016,000 $ 2,822,400 Grand Total $16,209,000 $38,901,600 LESS THAN 2-YEAR PAYBACK FOR MAJOR NETWORK EQUIPMENT DEPLOYMENT

In fact, one trouble ticket study showed us that we could undertake a network wide deployment of our equipment and generate enough savings to pay for this project in less than 2 years.

RBOC POTS Lines Tollgrade Tests 150 Million POTS subscribers in North America. RBOCs shoot trouble on 2-3% of lines a month. 60 MM-Line RBOC = 240,000 Calls A Month Half Have No Trouble = 120,000 Potential False Calls 10 million test sequences per month in highly automated fashion. 54.4 million 21.8 million 53.6 million 16 million

That’s the sizzle. Now let’s talk about the steak.

As I mentioned before, our LoopCare system cares for the proper operation of almost all of the voice lines in the United States — 150 million of them.

Obviously, when it comes to watching expense dollars in a tight market, one place our customers look is maintaining their ability to test their customers’ lines. This is critically important because our customers shoot trouble on 2-3 % of their lines on a monthly basis. And we know that half of these trouble calls don’t require a dispatch. If they can’t test, they roll a truck on every call. At $100 to $300 per dispatch, this gets expensive. So POTS testing, while boring and mundane, is important to our customers.

It saves them money and keeps customers happy, which prevents churn. After all, the major RBOCs can’t afford to lose any customers.

Tollgrade in the POTS Network C4/Toll Network DLC RT Class 5 DLC COT Metallic Faults DSL Pre-Qualification Class 5 Provisioning Faults Inside Wiring Faults DLC Testability LoopCare TestOSS Other OSS/EMS Systems DigiTest MCU

In terms of POTS testing, the problems ARE with the physical wires. We make our living by making sure that our LoopCare system is state-of-the-art and responds to changes in the network. We sell our DigiTest test heads into central offices, where aging test heads, which test lines coming from those offices, must be replaced or augmented for new service. There are 10,000 central offices in the United States with one to 16 test trunks in each office.

We also deploy test probes in fiber multiplexing systems so that the copper lines emanating from those systems can be tested. More than 40% of the telephone lines in the United States are delivered by such systems. Our test probe, the MCU® channel unit, is patented.

Testing Vitally Important to RBOCs Tollgrade's "Teaming Spirit" helped our customer exceed their testability objectives. Tollgrade's program "will result in a significant reduction in costs by reducing unnecessary field dispatches."

Testing is so important to our customers that one of them gave Tollgrade a major supplier award last year in recognition of maintaining testability and reducing dispatches.

Tollgrade's Cable Solution Cable Companies Have No Back-up Power Proactive Monitoring of Entire Network We Can Upgrade to Support High-speed Internet, VoIP, and Internet Video Services

Now, let’s move on to our cable business.

Did you ever notice how your phone still works when there is a power outage? It’s because the phone network has battery back-up. Not so in the cable network. The cable network uses separate remote power supplies. If the cable network power supplies go down, so does the network. So monitoring those power supplies, one for every 200 customers, is important because cable companies are now delivering voice, video and data. While our core products do monitoring, our new internet addressable probes will be able to be upgraded for new services.

Tollgrade Cable Customers Tollgrade Cable Products Manage Outside Plant HFC Status for over 70% of North America's Cable Broadband Operators.

Our cable product reach is vast with 70% of hybrid fiber coax plant in North America monitored by our systems. And we have all of the major cable companies as customers.

Tollgrade in the Cable Network Public Internet Server Complex VoIP Gateway Softswitch CMTS PSTN NODE/PS Edge Router O/E HFC Faults - 20% CMTS/LocalIP - 20% IP Handoffs - 20% CPE Faults - 30% Other - 10% Cheetah IP DOCSIS TXP Cheetah Probe

Our software and equipment is placed at the video headend. We do basic power supply monitoring, to make sure that it is working properly. But like our DSL solution in telco, our new technology will enable our cable customers to look at the customer premises or up into the network backbone.

Our strategy is deployment of low-cost internet addressable probes, which will then be able to be uploaded with firmware for voice-over-internet protocol or VoIP troubleshooting. Last quarter, we shipped 7,000 of these probes to an OEM customer, for resale into the cable market.

We are working now to complete our VoIP firmware.

Still Investing in R&D $14.9 Million On R&D in 2003 22.9% of 2003 Revenue Bell Labs Processes Product Re-Use Cross Pollination

We invest mightily in R&D at Tollgrade. In 2003, we spent almost $15 million in R&D. We employ Bell Labs research & development processes and tap into the experiences of both our telco and our cable engineering teams to create the best solutions. We have research & development staff at three locations — Pittsburgh, PA, Bridgewater, NJ and Sarasota, FL.

TLGD Share Price $3.57 CASH

Finally, I want to share a little breakdown of our stock price. We are worth $3.57 in cash. The balance is our enterprise value, which may seem pretty modest, given our ability to make cash in a down market with almost oligopoly market positions with sustaining as well as new technologies.

But I’ll let you stock experts figure that one out. I’m a testing and monitoring guy.

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